UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   April 18, 2007

FOREST OIL CORPORATION

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.   Regulation FD Disclosure.

As disclosed on April 18, 2007 by Forest, Forest Alaska Operating LLC and Forest Alaska Holding LLC (together, “Forest Alaska”) are currently in the process of negotiating a waiver with respect to the Leverage Ratio and Interest Coverage Ratio tests contained in their first lien credit agreement and second lien credit agreement for the four quarters ended March 31, 2007.  In connection with these negotiations, Forest Alaska provided the lenders under the credit agreements with certain information, including the information furnished and attached to this Current Report as Exhibit 99.1.

The information furnished in this Current Report under the heading “Item 7.01 Regulation FD Disclosure” shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Forest Alaska Operating LLC Lender Update dated as of April 18, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION
(Registrant)

Dated: April 19, 2007	By	/s/ CYRUS D. MARTER IV
Cyrus D. Marter IV
Vice President, General Counsel and
Secretary